EXHIBIT 10.4

SECURITY AGREEMENT

The undersigned, STATCORP, INC. (the "Debtor"), being a corporation organized and existing under the laws of the State of Delaware and having its chief executive office and principal place of business at 14476 Duval Place West, Suite 303, Jacksonville, Florida 32218 , hereby grants to NEWALLIANCE BANK ,with a place of business at 195 CHURCH STREET, NEW HAVEN, CONNECTICUT 06510 (the "Bank" or “Secured Party”), a security interest in all of the Debtor's present and future right, title and interest in and to any and all of the following property, whether now existing or hereafter created (all of which is hereinafter called the "Collateral"):

All Equipment and Fixtures, as these terms are defined in the Uniform Commercial Code as in effect in Connecticut as amended from time to time and all machinery, tools, parts, furniture, furnishings, motor vehicles and other personal property, tangible or intangible, presently owned or hereafter acquired by the Debtor, together with additions and accessions thereto and substitutions and replacements therefor, and the products and Proceeds (including insurance and condemnation proceeds) thereof;

All Inventory and Goods, as these terms are defined in the Uniform Commercial Code as in effect in Connecticut as amended from time to time, whether presently owned or hereafter acquired, including, without limitation, all Inventory in the possession of others or in transit, all Goods held for sale or lease or to be furnished under contacts for service or which have been so furnished, raw materials, work in process, and materials used or consumed or to be used or consumed in the business of the Debtor, and completed and unshipped merchandise, and the products and Proceeds ( including insurance and condemnation proceeds) of the foregoing;

All Accounts, Chattel Paper (whether tangible or electronic), Instruments, Documents, Investment Property (including, without limitation, Certificated Securities, Uncertificated Securities and Security Entitlements), Letter of Credit Rights (including rights to draw under letters of credit, to effect which rights a power of attorney is hereby granted by the Debtor to the Bank) and General Intangibles (including, without limitation, Payment Intangibles), as these terms are defined in the Uniform Commercial Code as in effect in Connecticut as amended from time to time, including those now existing and those hereafter arising or coming into existence, and including, without limitation, all rights of payment for goods sold or leased or services rendered or to be rendered, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under charter or other contract, arising out of the use of a credit card or for information contained on or for use with the card, as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit or properly authorized person, or health care insurance receivables, all rights of payment under contracts whether or not currently due or not yet earned by performance and accounts receivable arising or to arise there from, and all rights of the Debtor in and to the goods represented thereby including returned and repossessed goods, and all rights the Debtor may have or acquire for securing or enforcing the forgoing, including without limitation, Supporting Obligations of every nature, the rights to reserves, deposits, income tax refunds, choses in action, judgments or insurance proceeds, and the products and proceeds of all of the foregoing;

All goodwill, trade secrets, computer programs, Software, customer lists, trade names, service names or marks, trademarks and trademark applications, copyrights and copyright applications, franchises, licenses and patents, patent licenses and patent applications, and the proceeds thereof, including, without limitation the rights to sue and recover for infringement thereof;

All books and records relating to the conduct of Debtor's business;

All Deposit Accounts maintained by the Debtor with the Bank or other bank, trust company, investment firm or fund or any similar institution or organization and the proceeds thereof;

Any deposits, credits, collateral or property of the Debtor at any time now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of the Bank or in transit to any of them and the proceeds thereof (the "Deposits and Securities");

All licenses, permits and agreements of any kind or nature pursuant to which (a) the Debtor operates or has authority to operate; (b) the Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others; or (c) others possess, use or have authority to possess or use property (whether tangible or intangible) of the Debtor to secure the payment and performance of all liabilities, obligations, indebtedness, duties, covenants and guaranties now or hereafter owing from the Debtor to the Bank of whatever kind or nature, whether or not contemplated at the time of this Agreement, whether direct or indirect, absolute or contingent or due or to become due, including all obligations of the Debtor, actual or contingent, in respect of letters of credit or banker's acceptances issued by the Bank for the account of or guaranteed by the Debtor and all obligations of any partnership or joint venture as to which Debtor is or may become personally liable (the "Obligations", which term shall also include, without limitation, all accrued interest and costs, including reasonable attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in exercising, preserving, defending, enforcing, collecting, administrating or protecting any of its rights under the Obligations or hereunder or with respect to the Collateral or in any litigation arising out of the transactions evidenced by the Obligations).  The Obligations, include without limitation, all liabilities, obligations and indebtedness of Debtor to Bank at any time due or owing  under its guaranty of even date herewith, as the same may be amended and/or restated from time to time (the “Guaranty”) with respect to a Revolving Loan from Secured Party to CAS Medical Systems, Inc. (“CAS”) evidenced by a Commercial Revolving Promissory Note  from CAS to Bank dated February 11, 2008 in the principal amount of ten million dollars, as modified by a Debt Modification Agreement (the “First Modification”) from CAS dated December 31, 2008, and as further modified by Second Modification Agreement executed April 3, 2009 by CAS (the “Second Modification”) reducing the maximum principal amount of the Revolving Loan to five million dollars, as further modified by Third Modification Agreement from CAS dated of even date herewith (the “Third Modification”) (said Commercial Revolving Promissory Note, as modified by the First Modification, Second Modification and Third Modification, and as the same may be further amended and/or restated from time to time, herein called the "Note" and the loan evidenced by the Note, herein called the “Loan,” and the First Modification, the Second Modification and the Third Modification shall sometimes herein collectively be called the “Modification”).  The Bank shall have the unrestricted right from time to time to apply (or to change any application already made) the proceeds of any of the Collateral to any Obligations in such manner and such order of priority as the Bank, in its sole discretion, may determine.

The Debtor expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future loans or otherwise. The notice of the continuing grant of this security interest therefor shall not be required to be stated on the face of any document representing any such Obligations, or otherwise identify it as being secured hereby. All collateral which the Bank may at any time acquire from the Debtor or any other source in connection with any of the Obligations shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and the Bank shall have the right, in its sole discretion, to determine the order in which the Bank's rights in, or remedies against, any Collateral are to be exercised, and which type or which portions of Collateral are to be proceeded against and the order of application of any proceeds of collateral as against particular Obligations.

The Debtor acknowledges and agrees that this security agreement grants, and is intended to grant, a security interest in all assets of the Debtor and that, in addition to its other legal rights, the Bank is expressly authorized to authenticate and to file or transmit a financing statement or other record to perfect such security interest which describes the Collateral as “all personal property” or “all assets” of the Debtor.

The Debtor further hereby grants to the Bank a security interest in and non-exclusive license and right to use any and all patents, copyrights, tradenames, trademarks, service marks, and all applications therefor, and licenses to Bank any and all patents, copyrights, tradenames,  rademarks or service marks that Debtor now owns and/or has the right to use or may hereafter own or acquire the right to use.  The Bank’s security interest and non-exclusive license set forth in this paragraph shall specifically include all rights of the Debtor which may be necessary in order for the Bank to exercise or to get the full benefit and value from the security interest granted in or under this Agreement.

I. Representations and Warranties of Debtor

The Debtor hereby represents and warrants that except as set forth in Schedule A attached hereto and made a part hereof:

(a) The exact legal name of the Debtor is stated hereinbelow.  Debtor is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under the laws of said State. Debtor is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification.

(b) Debtor has the power to execute, deliver and perform this Agreement and to borrow from the Bank. The execution, delivery and performance of this Agreement and any notes, guaranties or other documents, instruments or agreements evidencing Debtor's obligations to the Bank have been duly authorized, if the Debtor is a limited liability company, limited liability partnership, corporation, partnership, trust or other legal entity, will not violate the articles of organization, certificate of incorporation, partnership agreement, declaration of trust or other or similar organizational documents or the bylaws of the Debtor, if Debtor is a limited liability company, limited liability partnership, corporation, partnership, trust or other legal entity, or any law, regulation or court order, and will not result in a default under any agreement or indenture to which the Debtor is a party.

(c) Debtor has furnished to the Bank such tax returns, financial statements and other information about the Debtor's financial condition as the Bank shall have requested. These financial statements, tax returns or other information fairly present the financial condition of the Debtor in all material respects. There has been no material adverse change in the assets, liabilities, financial condition or business of Debtor since the date of the last financial statements, tax returns or other information delivered to the Bank.

(d) Debtor has good and marketable title to the property and assets which are reflected on its financial statements, tax returns or other information furnished to the Bank. All of the Collateral is owned by the Debtor free and clear of all liens, pledges, security interests and mortgages, except for liens, pledges, security interests or mortgages in favor of the Bank or liens, pledges, security interests or mortgages set forth on Schedule I (d) attached hereto and incorporated herein (collectively “Permitted Liens”). No effective financing statement covering the Collateral or any proceeds thereof is on file in any public office, except as set forth on Schedule I(d).

(e) There is no suit or proceeding at law or in equity affecting the Debtor or any of its properties which, if adversely determined, would materially impair the rights of the Debtor to carry on its business substantially as it is now being conducted or would have a materially adverse effect upon the assets, liabilities, financial condition or business of the Debtor. The Debtor is not a party to any document, agreement or instrument, and is not subject to any charge, order or other restriction, materially and adversely affecting its assets, liabilities, financial condition or business, except as previously disclosed to the Bank in writing.

(f) Debtor has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes and other charges that are due and payable.

(g) Debtor is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any document, agreement or instrument to which Debtor is a party, except for minor defaults in purchase or sale orders or other agreements which neither individually nor in the aggregate have a materially adverse effect on the Debtor.

(h) Debtor has not, during the preceding five (5) years, changed its name, been a party to a merger, or used any other corporate or fictitious name except as previously described to the Bank in writing.

(i) The place where Debtor keeps its records concerning the Collateral, the Debtor's principal place of business and the Debtor's chief executive office, or if the Debtor is an individual with no place of business, its residence, is the location set forth at the beginning of this Agreement. The

Collateral is now and will continue to be kept at such location and at the following additional locations until such time as the written consent of the Bank to a change in location is received:

___________________________________________________________________________

(j) If any of the Collateral is to be attached to real estate, descriptions of said real estate have been delivered to the Bank and/or are attached to this Agreement and the name and address of each record owner is as follows:

BRC Florida Holdings, L.L.C.  14476-701 Duval Place West, Jacksonville, FL 32218

(k) Debtor is in compliance in all material respects with all laws, ordinances, rules or regulations applicable to it, of all federal, state or local governments or any instrumentality or agency thereof, including, without limitation, the Employee Retirement Income Security Act of 1974, the United States Occupational Safety and Health Act of 1970 and all federal, state and municipal laws, ordinances, rules and regulations relating to the environment, as such may be amended.

II. Covenants of Debtor

The Debtor hereby agrees and covenants that except as set forth in Schedule B attached hereto and incorporated herein:

(a) Debtor will keep the Collateral free from all liens, security interests and encumbrances except for the security interest granted herein or those specifically permitted in writing by the Bank and will defend the Collateral against all demands of all persons at any time claiming any interest therein. The Debtor will not sell or otherwise transfer the Collateral or any interest therein except in the ordinary course of Debtor’s business as presently conducted.  Debtor acknowledges and agrees that any security interest, sale or transfer of Collateral without the express authorization of Bank will violate the rights of the Bank and the Bank may note this fact on any financing statement, fixture filing or other record filed by the Bank.

(b) Debtor will not change its name without giving the Bank thirty (30) days prior written notice in which it sets forth its new name and the date on which the new name shall first be used. Debtor shall not change its principal place of business and chief executive office from that address set forth in the beginning of this Agreement, without giving the Bank at least thirty (30) days prior written notice of the new address for same, and provided that such new location (and address) shall be in the United States of America.  Debtor shall, at all times, keep the Bank accurately informed in writing of each location where the Debtor's assets are kept and of each of its places of business and Debtor shall not remove any records to another state or change the location or open or close, move or change any existing or new place of business without giving the Bank at least thirty (30) days' prior written notice thereof.

(c) Debtor will, at its expense, furnish to the Bank upon its demand such further information, will execute and deliver to the Bank such financing statements and other agreements, instruments or documents, and will do all such acts as the Bank may, at any time or from time to time, reasonably request, or as may be necessary or appropriate to establish and maintain a valid and enforceable first priority security interest of the Bank in the Collateral.  Notwithstanding the foregoing, the Bank is hereby authorized to authenticate and to file Financing Statements, Fixture Filings or similar records naming the Debtor or any other party being or becoming bound by this security agreement (whether as a new debtor, a transferee of Collateral subject to Bank’s security interest or becoming a party to this agreement) as the debtor and indicating the Collateral.  Debtor shall not file a Correction Statement relating to the Collateral or to any Financing Statement or Fixture Filing filed by the Bank without the Bank’s prior written consent.  If the Debtor is a corporation, limited liability company, limited partnership or other Registered Organization (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in Connecticut) the Debtor shall, at its expense, furnish to Bank a certified copy of Debtor’s organization documents verifying its correct legal name or, at Bank’s election, shall permit the Bank to obtain such certified copy at Debtor’s expense.  From time to time, at Bank’s election, the Bank may obtain a certified copy of Debtor’s organization documents and a search of such Uniform Commercial Code filing offices as it shall deem appropriate, at Debtor’s expense, to verify Debtor’s compliance with the terms of this Agreement.

(d) Debtor will keep the Collateral (to the extent that it consists of tangible property) at all times insured against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties as the Bank may reasonably require, including collision in the case of any motor vehicle, all in such amounts, under such forms of policies, under such terms, for such periods and written by such companies or underwriters as the Bank may approve, which approval may not be unreasonably withheld, losses in all cases to be payable first to the Bank "as its interest may appear." All policies of insurance shall provide for at least thirty (30) days' prior written notice of cancellation to the Bank, and the Debtor shall furnish the Bank with certificates of such insurance or other evidence satisfactory to the Bank as to compliance with the provisions of this paragraph. Debtor hereby irrevocably appoints the Bank to act as attorney-in-fact for the Debtor in making, adjusting and settling claims under such policies of insurance or endorsing the Debtor's name on any drafts drawn by insurers of the Collateral or any other documents to effect collection.  Such insurance maintained by the Debtor shall include, without limitation, insurance coverage on Collateral in the possession of the Bank or its agent or contractor.  Debtor, and any other Obligor by becoming bound by the Obligations, hereby indemnifies the Bank against any loss or damage to Collateral not insured by Debtor and for any deficiency in any effective insurance coverage required to be maintained by Debtor pursuant to this section, which indemnification obligation shall constitute part of the Obligations.

(e) Debtor will notify the Bank in writing promptly upon its learning of any event, condition, loss, damage, litigation, administrative proceeding or other circumstance which may materially and adversely affect the assets, liabilities, financial condition or business of the Debtor or the Bank's security interest in the Collateral.

(f) Debtor will keep the Collateral in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Collateral or any part thereof and will not use the Collateral in violation of any applicable statute, ordinance or policy of insurance thereon. The Bank may examine and inspect the Collateral, the Debtor's books and records and any documents or instruments relating to the Collateral at any reasonable time or times wherever located.

(g) Debtor will preserve and keep in force its existence in the state of organization specified in subsection (a) above and will promptly pay all lawful taxes and assessments. Unless the Bank consents in writing, the Debtor will not (i) sell any of its assets other than inventory in the ordinary course of its business, (ii) incur, create or assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance on its assets other than those in favor of the Bank, (ii) guarantee or otherwise in any way become liable for obligations of others, except for the minor endorsement of instruments for deposit or collection in the ordinary course of business, or (iv)merge with any other entity or change its type of organization or change its state of organization.

(h) If it is a corporation, the Debtor will not merge or enter into any reorganization or consolidation without prior approval of the Bank.

(i) At its option, but without obligation to do so, the Bank may discharge taxes, liens, security interest or other encumbrances at any levied or placed on the Collateral; may place and pay for insurance on the Collateral; may order and pay for the repair, maintenance and preservation of the Collateral; and may pay any fees for filing or recording such instruments or documents as may be necessary or desirable to perfect the security interest granted herein. The Debtor agrees to reimburse the Bank on demand for any payment made or any expense incurred by the Bank pursuant to the foregoing authorization, and all such payments and expenses shall constitute part of the principal amount of Obligations hereby secured and shall bear inters at the highest rate payable on the Obligations of the Debtor to the Bank.

(j) If the Debtor shall create, assume or permit to exist any lien, pledge, security interest, mortgage or encumbrance upon any of its property or assets whether now owned or hereafter acquired, other than Permitted Liens, or liens, pledges, security interests, mortgages or encumbrances  permitted  in any agreement related to the Obligations, it will secure the Obligations or cause them to be secured by any such lien, pledge, security interest, mortgage or encumbrance equally and ratably with any and all indebtedness thereby secured, provided, that nothing contained herein shall be construed or interpreted to permit the Debtor to create, assume or permit to exist any lien, pledge, security interest, mortgage or encumbrance not otherwise agreed to in writing by the Bank.  In the event that any other security interest or lien attaches to the Collateral, other than Permitted Liens or the security interest to the Bank, Debtor hereby grants to Bank a power of attorney to, in the name of the Debtor, request and to enforce any right of Debtor to obtain, accountings and information from such other secured party or lienor relating to the obligations secured and collateral securing such security interest or lien, which power, being coupled with an interest, shall not be revocable by Debtor.  Debtor agrees to pay or reimburse Bank upon demand for any charges resulting from such requests for information.

(k) If any part of the Collateral is a Fixture, the Debtor will, on demand, furnish the Bank with a disclaimer or release signed by all persons having an interest in the real estate or any interest in the Collateral which is recorded or filed, or which may be, prior to the Bank's interest.

(l) Intentionally omitted.

(m) All representations now or hereafter made by the Debtor to the Bank, whether in this Agreement or in any supporting or supplemental documentation or statement are, will be, and shall continue to be true and correct in all material respects.

(n) In the event that Collateral is in the possession of a bailee or other third party, Debtor shall, at Bank’s election (and in form and content reasonably satisfactory to the Bank), either: (i) cause a Document of title, in form and content satisfactory to the Bank, to be issued in the name of the Bank or (ii) obtain the written acknowledgement of the bailee or third party that it is holding such Collateral for the benefit of the Bank.

(o) With respect to any Collateral which is subject to a Certificate of Title, the Debtor shall: (i) cause a Certificate of Title to be issued perfecting the security interest of the Bank, unless such collateral is Inventory held for sale in the ordinary course of Debtor’s business by the Debtor and until such Collateral ceases to be such Inventory; and (ii) not cause or permit a Certificate of Title to be issued in another state which does not list the Bank’s security interest.

(p) If the Debtor shall at any time acquire a Commercial Tort Claim, as defined in Article 9, the Debtor shall immediately notify the Bank, in a writing signed by the Debtor, of the brief details of the Commercial Tort Claim and shall grant to the Bank a security interest therein and in all proceeds thereof in accordance with the terms of this Agreement.  All terms and provisions of such written notification and grant of such security interests shall be in form and content reasonably satisfactory to the Bank.

III. Events of Default

The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Security Agreement:

(a) The failure of the Debtor to pay when due to be paid all or any part of the Obligations; (b) default by the Debtor in the payment of any indebtedness or obligation in excess of $250,000 (other than to the Bank) or if any such indebtedness or obligation shall be accelerated, or if there exists any event of default (beyond the expiration of any applicable grace or cure period) under any instrument, document or agreement evidencing, governing or securing such other indebtedness or obligation; (c) the occurrence of a material adverse change in the condition or affairs (financial or otherwise) of Debtor, or a material adverse change (financial or otherwise) in the Collateral, which  change causes the Secured Party, in good faith, to deem itself insecure with respect to the repayment and performance of any of the Obligations; or the Bank believes that any material adverse change in the assets, liabilities, financial condition or business of the Debtor has occurred since the date of any financial statements delivered to the Bank before or after the date hereof; (d) failure by the Debtor to comply with the terms of this Agreement or any existing or future note, mortgage, guaranty, loan agreement or other agreement or document from Debtor in favor of Bank, including any document which may now or hereafter evidence, govern or secure all or a portion of the Obligations;  provided that Debtor shall have a period of 15 days following notice from Bank to cure any such failure to comply other than a payment failure, before the same shall constitute an Event of Default (Cure Right), provided that such Cure Right shall not be applicable to any of the other Events of Default set forth in (a)-(c) or (e)- (m) of this paragraph; (e) any representation or warranty made by the Debtor herein or in any existing or future agreement from Debtor in favor of Bank shall be incorrect or untrue in any material respect as of the date when made, or any statement, certificate or data furnished by the Debtor in connection with the Obligations, or any said existing or future agreement shall be incorrect or untrue in any material respect as of the date thereof or as of the date specified therein, as the case may be; (f) the occurrence of any material loss, theft, substantial damage or destruction of or to any Collateral or to a material portion of the property or assets of the Debtor; (g) sale or other disposition of or encumbrance on, any property of the Debtor, except Permitted Liens or as permitted by any note or other agreement or document evidencing, governing or securing all or a portion of the Obligations; (h) the making or issuance of any levy, seizure, attachment, execution or similar process against any property of Debtor or CAS; or (i) dissolution of, termination of the existence of, insolvency of, business failure of, application for or appointment of a receiver, trustee, conservator or liquidator of any part of the property of, assignment for the benefit of the creditors by, or the commencement of any case or any other proceeding (whether for the purpose of liquidation or rehabilitation or otherwise) under any bankruptcy or insolvency laws, by or against the Debtor, CAS or of, by or against any Obligor, guarantor, endorser or surety for any Obligations (herein, a "Guarantor"); (j) demand for the payment of, or the occurrence of an
Event of Default (as defined therein) or a default under, that certain Commercial Loan Agreement dated February 11, 2008 between CAS and Bank, as modified by the First Modification, the Second Modification and the Third Modification, and as the same may be further amended and/or restated from time to time (the "CAS Revolving Loan Agreement") or any other existing or future agreement from CAS in favor of Secured Party; (k) the failure to maintain insurance required herein or in any other existing or future  agreement executed by Debtor in favor of Bank; (l) the occurrence of a Default or an Event of Default (as defined therein) under the Commercial Loan and Security Agreement among Debtor, CAS and Bank dated March 16, 2005 as the same has been or may be amended and/or restated from time to time (“Term Loan Agreement”); (m) the failure to comply with Section VII hereof; (n) the transfer, sale encumbrance or other disposition of any stock in the Debtor without the prior written consent of the Bank; or (o) any merger or consolidation of Debtor with or into another entity or any spinoff or reorganization of Debtor.

IV. Remedies

Upon and after the occurrence of any Event of Default or if the Bank shall in good faith believe that the prospect of payment or performance is impaired, all of the Obligations shall, at the option of the Bank or automatically, as the case may be as provided in the instrument or agreement evidencing the defaulted Obligations, without demand, notice or legal process of any kind, accelerate and become immediately due and payable.

Upon and after an Event of Default, the Bank shall have the following additional rights and remedies (which the Debtor , and, by becoming bound by the Obligations or this Agreement, all other Obligors, Guarantors and any New Debtors accept and agree upon):

(a) All of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or at equity, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or in any other agreement, document or instrument evidencing, governing or securing the Obligations.

(b) The right to (i) take possession of the Collateral, without resort to legal process and without prior notice to Debtor, and for the purpose Debtor hereby irrevocably appoints the Bank its attorney-in-fact to enter upon any premises on which the Collateral or any part thereof may be situated and remove the Collateral therefrom, (ii) require the Debtor to assemble the Collateral and make it available to Bank in a place to be designated by the Bank, in its sole discretion, or (iii) the right to locate, disable or to take possession of the Collateral by electronic, digital, magnetic or wireless optical electromagnetic or similar means after giving any notices required under applicable law. The Debtor shall make available to the Bank all premises, locations and facilities necessary for the Bank's taking possession of the Collateral or for removing or putting the Collateral in saleable form.

(c) The right to sell or otherwise dispose of all or any part of the Collateral by public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Debtor at least five (5) days prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition (which may include, without limitation, a public sale or lease of a all or part of the Collateral) is to be made. The Debtor agrees that 5 days is a reasonable time for such notice. The Bank, its employees, attorneys and agents may bid and become purchasers at any such sale, if public, and may purchase at any private sale of the Collateral that is of a type customarily sold on a recognized market or which is subject to widely distributed standard price quotations. A public or private sale of the Collateral or any portion thereof may be accomplished by digital or electronic means, such as through use of the internet or other telecommunications means.

At any public or private sale the Collateral shall be sold “as is” with no warranties by the Bank, whether express or implied.  Any public or private sale shall be free from any right of redemption which the Debtor waives and releases and which Debtor and any Guarantors agree that they will confirm in a separate written agreement after any default. If there is a deficiency after such sale and the application of the net proceeds from such sale, the Debtor shall be responsible for the same, with interest at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including without limitation, attorney's fees.

(d) The right (and Debtor irrevocably appoints the Bank as attorney-in-fact for the Debtor for this purpose, such appointment being coupled with an interest), without prior notice to Debtor and without resort to legal process, to notify the persons liable for payment of the Accounts, Chattel Paper, Instruments and General Intangibles at any time and direct such persons to make payments directly to the Bank, and to perform all acts the Debtor could take to collect on such Accounts, Chattel Paper,

Instruments and General Intangibles, including, but without limitation, the right to notify postal authorities to change the address for delivery, open mail, endorse checks, bring collection suits, and realize upon Collateral securing such Accounts, Chattel Paper, Instruments and General Intangibles. At the Bank's request, all bills and statements sent by the Debtor to the persons liable for payment of such Accounts, Chattel Paper, Instruments and General intangibles shall state that they have been assigned to, and solely payable to, the Bank, and Debtor shall direct persons liable for the payment of such Accounts, Chattel Paper, Instruments and General Intangibles to pay directly to the Bank any sums due or to become due on account thereof.

(e) The right from time to time without demand or notice, to apply and set off any or all of the Deposits and Securities against, any and all Obligations even though such Obligations be unmatured.

(f) The Bank shall not be required to apply non-cash Proceeds of any disposition of Collateral until cash is actually received by the Bank.

V. General

(a) No waiver by the Bank of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion, nor shall the failure of delay of the Bank to exercise, or the partial exercise of, any right, power or privilege provided for hereunder in any circumstances preclude the full exercise of such right, power or privilege in the same or similar circumstances in the future or the exercise of any other right or remedy.

(b) This Security Agreement is intended as the final, complete and exclusive statement of the provisions contained in this Security Agreement. No amendment, modification, termination or waiver of any provisions of this Security Agreement or consent to any departure by the Debtor therefrom shall, in any event, be effective unless the same shall be in writing and signed by the Bank. Any waiver of, or consent to any departure from, any provision of this Security Agreement shall be effective only in the specific purpose for which it is given, and shall not be deemed to extend to similar situations or to the same situation at a subsequent time. No notice to or demand upon the Debtor shall in any case entitle Debtor to any other or further notice or demand in similar or other circumstances.

(c) All rights of the Bank hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Debtor shall bind the heirs, legal representatives, successors and assigns of Debtor.

(d) Debtor will pay to the Bank on demand any and all costs and expenses, including attorney's fees, costs and expenses relating to the appraisal and/or valuation of assets and all costs and expenses incurred or paid by the Bank in establishing, exercising, collecting, defending, preserving, protecting, administering or enforcing its rights in the Collateral or under any of the Obligations.

(e) This Security Agreement and the security interest created hereby shall be governed by and construed in accordance with the laws of the State of Connecticut (but not its conflicts of law provisions).

(f) Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Security Agreement shall not be affected thereby.

(g)  Intentionally omitted.

(h) Debtor hereby acknowledges receipt of a fully-completed copy of this Security Agreement.

(i) If not otherwise defined herein, the terms contained herein which are defined in Article 9 of the Uniform Commercial Code as enacted in the State of Connecticut (“Article 9”) shall have the meanings ascribed to them in Article 9, whether or not such terms are capitalized herein.

(j) To the extent any of the provisions of the Term Loan Agreement with respect to the obligations of Debtor concerning the Debtor’s “Collateral,” as defined therein, or concerning the rights or remedies of Bank with respect to the Debtor’s “Collateral,” as defined therein, conflict with the provisions of this Security Agreement as to such “Collateral,” the terms of this Security Agreement shall control.

VI. Waivers

(a) DEBTOR HEREBY (I) ACKNOWLEDGES THAT THIS AGREEMENT IS PART OF A COMMERCIAL TRANSACTION AND (II) TO THE EXTENT PERMITTED BY ANY STATE OR FEDERAL LAW (INCLUDING, BUT NOT LIMITED TO CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES), WAIVES ANY RIGHT IT MAY HAVE TO PRIOR NOTICE OF AND A HEARING ON THE RIGHT OF THE BANK, ITS SUCCESSORS OR ASSIGNS TO ANY REMEDY OR COMBINATION OF REMEDIES THAT ENABLES THE BANK, ITS SUCCESSORS OR ASSIGNS, BY WAY OF ATTACHMENT, FOREIGN ATTACHMENT, GARNISHMENT OR REPLEVIN TO DEPRIVE DEBTOR OF ITS PROPERTY AT ANY TIME PRIOR TO FINAL JUDGMENT IN ANY LITIGATION INSTITUTED IN CONNECTION WITH THIS AGREEMENT AND ANY TRANSACTIONS SECURED HEREBY, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THAT THE BANK POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT DEBTOR AGAINST DAMAGES THAT MAY BE CAUSED BY ANY SUCH REMEDY OR REMEDIES.

(b) DEBTOR AND THE BANK IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS HEREAFTER INSTITUTED BY OR AGAINST THE DEBTOR OR THE BANK IN RESPECT OF THIS AGREEMENT, ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THE OBLIGATIONS HEREBY SECURED OR THE COLLATERAL.

(c) THE DEBTOR WAIVES NOTICE OF NON-PAYMENT, DEMAND, PRESENTMENT, PROTEST OR NOTICE OF PROTEST OF THE COLLATERAL AND ALL OTHER NOTICES, CONSENTS TO ANY RENEWALS OR EXTENSIONS OF TIME OF PAYMENT THEREOF AND GENERALLY WAIVES ANY AND ALL SURETYSHIP DEFENSES AND

DEFENSES IN THE NATURE THEREOF, INCLUDING WITHOUT LIMITATION, IMPAIRMENT OF COLLATERAL.

VII.  Reporting and CAS Revolving Loan Agreement.

Debtor acknowledges and agrees that its Guaranty extends to and covers the obligations of CAS under the CAS Revolving Loan Agreement. For the purposes of this Section VII, capitalized terms not otherwise defined in this Agreement, shall have the meaning set forth in the CAS Revolving Loan Agreement.  Debtor acknowledges and agrees that Bank may or will be relying on certain of the Debtor’s Collateral in extending loans to CAS pursuant to the CAS Revolving Loan Agreement.  Accordingly Debtor hereby agrees as follows:

A.  As used herein, “Eligible Inventory” means that Inventory (as defined in the Uniform Commercial Code as in effect in Connecticut as amended from time to time) (valued at the lesser of cost to the Debtor or market value) which continually meets the following requirements:  a) it is in first-class condition and is saleable through normal trade channels; b) it is new and unused; c) it is owned by the Debtor and is not subject to any lien or security interest whatsoever other than that of the Bank; d) it is not in the Debtor’s possession based upon consignment, guaranteed sale, or other terms by reason of which the payment may be conditional; e) it at all times strictly complies with all of Debtor's warranties and representations to the Bank; f) it is not obsolete or unmerchantable, in Bank’s reasonable discretion; g) it meets all standards imposed by any governmental agency or authority;  h) it is at all times subject to Bank’s duly perfected, first priority security interest;  i) it is in Debtor’s possession and control and situated at the location known as 14476-701 Duval Place West, Jacksonville, FL 32218, or other location as may be approved by the Bank in its sole and absolute discretion;  j) it is not in the hands of any third party, including a warehouseman, finisher, consignee, etc., k) it is not subject to any license or other agreement that limits, conditions, or restricts Debtor’s or Bank’s right to sell or otherwise dispose of such Inventory;  and l) it is not of any class, type or category which the Bank, acting in the Bank's reasonable discretion, shall have notified the Debtor, is not deemed to constitute Inventory eligible for the purposes of this Agreement.  Eligible Inventory shall not include work-in-process, other than raw materials and finished goods which would otherwise comply with a) through l) above.

B.  As used herein,  “Eligible Receivables” means the net amount of those accounts (as defined in the Uniform Commercial Code as in effect in Connecticut as amended from time to time) which continually meet the following requirements: a) the account is due and payable not more than ninety (90) days from the date of the invoice evidencing the account and is not past due;  b) the account arose from the performance of services by the Debtor which have been fully and satisfactorily performed or from the absolute sale of goods by the Debtor in which the Debtor had the sole and complete ownership and the goods have been shipped or delivered to the account debtor evidencing which the Debtor or the Bank has the possession of shipping and delivery receipts; c) the account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Bank; d) the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the account, and the goods, the sale of which gave rise to the account, have not been returned, rejected, lost or damaged; e) the account arose in the ordinary course of Debtor’s business; f) no petition or other application for relief under the Bankruptcy Code or other insolvency law has been filed with respect to the customer or account debtor; and the customer or account debtor has not made an assignment for the benefit of creditors, become insolvent, or suspended or terminated business; and the account debtor is generally paying its debts as they become due; g) the account debtor is not the United States of America or any department, agency or instrumentality thereof, unless Debtor assigns its right to payment of such account to Bank pursuant to and complies with the Assignment of Claims Act of 1940 as amended (31 U.S.C. Sub-section 203 et seq.); h) the account debtor on the account is not a subsidiary of, related to, or affiliated with Debtor; i) any covenant, representation or warranty contained in this Agreement with respect to such account has not been breached; j)  the account debtor is not also Debtor's creditor or supplier; k) the account is not from an account debtor located outside of the United States, unless supported by foreign credit insurance or a letter of credit which has been assigned to Bank, in both instances acceptable to the Bank, in its sole and absolute discretion, or unless otherwise agreed to by Bank; l) the sale to the account debtor is not on a bill-and-hold, sale on approval, consignment or another repurchase or return basis, and is not evidenced by chattel paper, unless Bank has been advised of such goods and consented to the account arising therefrom being an Eligible Receivable; m) it is not an account from an account debtor where fifty percent (50.00%) or more of all of the accounts owed by that account debtor are past due more than the 90 days from the invoice date; and  n) the Bank, has not notified the Debtor that, in the Bank's reasonable discretion, the account or account debtor is not acceptable to the Bank.

C.  As used in this Agreement, the term "Affiliate" shall mean any person, corporation or entity which directly or indirectly controls, or is controlled by, or is under common control with the Debtor.  As used herein "control" shall mean the possession, directly or indirectly, of the power to direct the management or policies of any person, corporation or entity and shall include the holder of 50% or more of any stock or other interest in any person, corporation or entity, whether such holding is direct or indirect.

D. Without limiting the foregoing, in order to verify the validity of any Borrowing Base Certificate and Report delivered by CAS under or pursuant to the CAS Revolving Loan Agreement, Debtor shall, upon the request of Bank, promptly furnish Bank with copies of Debtor's purchase orders, sales journals, invoices, chattel paper, customer's purchase orders, or the equivalent, and original shipping or delivery receipts for all Inventory purchased and goods sold, and Debtor shall warrant the genuineness thereof.

E. Debtor’s accounts receivable agings shall be provided to Bank from time to time upon request of the Bank, in form and detail satisfactory to the Bank.

F.  The Bank shall have the right to perform examinations and audits of the Collateral for the Loan, from time to time at the Debtor’s expense, including without limitation, Debtor’s books and records, accounts, purchase orders, sales journals, invoices, chattel paper, customer's purchase orders, or the equivalent, and original shipping or delivery receipts for all inventory purchased and goods sold. In addition, the Bank shall have the right to require the establishment of a lockbox by Debtor at the Bank and a blocked account for the collection of Debtor’s accounts and other receivables, on terms satisfactory to the Bank and at the expense of the Debtor. The Bank shall also have the right upon or at any time after the occurrence of an Event of Default, to notify account debtors of Debtor to pay accounts and other receivables directly to the Bank.  Debtor shall to the Bank upon demand, all fees, costs and expenses incurred or charged by Bank in connection with any such examination, audit, lockbox, and notification.

G.  The Debtor shall furnish to Bank upon the Bank's written demand, such information about the financial condition or operations of the Debtor as Bank may, from time to time, reasonably request.

H.  Debtor shall maintain its primary operating account, if any, at the Bank.

IN WITNESS WHEREOF, Debtor has duly authorized and executed this Agreement as a sealed agreement this 11th day of March, 2010.

WITNESSES:
DEBTOR:
STATCORP, INC.

/s/ Judy K. Weinstein                                                         By: /s/ Jeffery A. Baird
Judy K. Weinstein                                                               Name: Jeffery A. Baird
Its  Vice President, Treasurer and Secretary

/s/ Christian M. McNamara
Christian M. McNamara

SECURED PARTY:
NEWALLIANCE BANK

/s/ Judy K. Weinstein                                                         By: /s/ Dante S. Fazzina
Judy K. Weinstein                                                               Name: Dante S. Fazzina
Its: Vice President
/s/ Christian M. McNamara
Christian M. McNamara

STATE OF CONNECTICUT)
                                                 )  ss:           New Haven
COUNTY OF NEW HAVEN)

On this 11th day of March, 2010 before me, the undersigned officer, personally appeared Dante S. Fazzina, who acknowledged himself to be a Vice President of NewAlliance Bank, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said Bank, by signing the name of said Bank by himself as such officer.

In Witness Whereof I hereunto set my hand.

/s/ Judy K. Weinstein
Judy K. Weinstein
Commissioner of the Superior Court

STATE OF CONNECTICUT)
                                                 )  ss: New Haven
COUNTY OF NEW HAVEN)

On this the 11th day of March, 2010 before me, the undersigned officer, personally appeared Jeffery Baird who acknowledged himself to be the Vice President, Treasurer and Secretary of STATCORP, Inc., a Delaware corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/ Christian M. McNamara
Christian M. McNamara
Commissioner of the Superior Court

Schedule A-Exceptions to Section I

Schedule B- Exceptions to Section II  Covenants

Schedule I (d) Permitted Liens

1.  Liens for taxes not yet due and payable, or which are being contested in good faith by appropriate proceedings with appropriate reserves in accordance with generally accepted accounting principals.

2.  Pledges or deposits in connection with or to secure worker’s compensation, unemployment insurance, pensions, or other employee benefits.

3.  Purchase money security interests in the maximum aggregate sum of up to $150,000.00 at any one time.

4.  UCC Financing Statement in favor of NewAlliance Bank filed on May 18, 2005 as Filing No. 51628297.

5.  UCC Financing Statement in favor of Raymond Leasing Corporation filed on April 26, 2006 as Filing No. 61393214 (freight equipment).

6.  UCC Financing Statement in favor of Toyota Motor Credit Corporation filed on January 26, 2009 as Filing No. 90258639 (forklift).

7.  UCC Financing Statement in favor of Phoenix Funding Group, LLC filed on October 3, 2005 as Filing No. 20050082034X.